Exhibit 32

CERTIFICATION PURSUANT TO RULE 13a-14(b) UNDER

THE SECURITIES EXCHANGE ACT OF 1934 AND

SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

Each of the undersigned, Richard E. Herrington, the Chief Executive Officer of Franklin Financial Network, Inc. (the “Company”), and Sally P. Kimble, Chief Financial Officer of the Company, certifies, pursuant to Rule 13a-14(b) under the Securities and Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code, that (1) this Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act, and (2) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This Certification is signed on November 13, 2015.

By:	/s/ Richard E. Herrington
Richard E. Herrington Chief Executive Officer

By:	/s/ Sally P. Kimble
Sally P. Kimble Chief Financial Officer